                                                                     Exhibit 2.3


                         Plan and Agreement of Merger

                                      of

                                PB Newco, Inc.

                                     Into

                    United Payors & United Providers, Inc.


     PLAN AND AGREEMENT OF MERGER made this 15th day of May, 1996, between
PB Newco, Inc., an Iowa corporation, hereinafter called the First Company, and United Payors & United Providers, Inc., a Delaware corporation, hereinafter called the Second Company.

     WHEREAS, the First Company has an authorized capital stock consisting of 10,000,000 shares of common stock, par value $0.01 per share, and one (1) share of preferred stock, par value $0.01 per share, of which 440,000 shares of common stock and one (1) share of preferred stock have been duly issued and are now outstanding; and

     WHEREAS, the Second Company has an authorized capital stock consisting of 35,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which one (1) share of common stock has been duly issued and is now outstanding; and

     WHEREAS, the Boards of Directors of the First Company and the Second Company, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that the First Company merge with and into the Second Company under and pursuant to the provisions of the Iowa Business Corporation Act of the State of Iowa, and the General Corporation Law of the State of Delaware (the "Merger").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. MERGER. Subject to the approval of the stockholders of First Company, the First Company shall be merged into the Second Company upon the effective date of the Merger.

     2. EFFECTIVE DATE. This Agreement shall be submitted to the stockholders entitled to vote thereon of each of the constituent corporations as provided by the applicable laws of the State of Delaware in the case of the Second Company and applicable laws of the State of Iowa in the case of the First Company. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated, a Certificate of Merger, executed in accordance with the law of the State of Delaware, shall be filed with the Secretary of State of the State of Delaware and Articles of Merger, expected in accordance with the laws of the State of Iowa, shall be filed with the Secretary of State of Iowa.

     The merger shall become effective on the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware, herein sometimes referred to as the "Effective Date."

     3. SURVIVING CORPORATION. The Second Company shall survive the merger herein contemplated and shall continue to be governed by the General Corporation Law of the State of Delaware, but the separate corporate existence of the First Company shall cease forthwith upon the Effective Date.

     4. AUTHORIZED CAPITAL. The Authorized capital stock of the Second Company following the Effective Date shall be 35,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.01 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Second Company as it exists on the Effective Date shall be the Certificate of Incorporation of the Second Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Second Company or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Second Company separate and apart from this Plan and Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Second Company. The Second Company hereby certifies and agrees that, prior to the Effective Date of the Merger, it will not alter or amend its Certificate of Incorporation as it exists as of the date hereof, without the prior written consent of the holders of the outstanding preferred stock of the First Company.

     6. BYLAWS. The Bylaws of the Second Company as they exist on the Effective Date shall be the Bylaws of the Second Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Second Company immediately after the Effective Date of the Merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of the Second Company immediately prior to the Effective Date, and such persons shall serve in such offices respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified

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     8.  FURTHER ASSURANCE OF TITLE.  If at any time the Second Company shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Second Company any right, title, or interest of the First Company held immediately prior to the Effective Date, the First Company and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Second Company as shall be necessary to carry out the purposes of this Plan and Agreement of Merger, and the Second Company and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the First Company or otherwise.

     9. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, of the one share of the Common Stock of the Second Company presently issued and outstanding shall be cancelled and retired, and no shares of Common Stock or other securities of the Second Company shall be issued in respect thereof.

     10. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of the First Company and all rights in respect thereof shall be converted into ten (10) full paid and nonassessable shares of Common Stock of the Second Company, and each certificate nominally representing shares of Common Stock of the First Company shall for all purposes be deemed to evidence the ownership of ten (10) of shares of Common Stock of the Second Company for each share of Common Stock of the First Company represented by such Certificate. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Common Stock in the Second Company but, as certificates nominally representing shares of Common Stock of the First Company are surrendered for transfer, the Second Company will cause to be issued certificates representing shares of Common Stock of the Second Company, and, at any time upon surrender by any holder of certificates nominally representing shares of Common Stock of the First Company, the Second Company will cause to be issued therefor certificates for the appropriate number of shares of Common Stock of the Second Company.

     In addition, forthwith upon the Effective Date, the issued and outstanding share of preferred stock of the First Company and all rights in respect thereof shall be converted into one full paid and nonassessable share of preferred stock, Initial Preferred Stock Series, of the Second Company, and the certificate nominally representing the share of preferred stock of the First Company shall for all purposes be deemed to evidence the ownership a one share Initial Preferred Stock Series, of preferred stock of the Second Company. The holder of such certificate shall not be required immediately to surrender the same in exchange for a certificate of preferred stock, Initial Preferred Stock Series, in the Second Company but, when the certificate nominally representing the share of preferred stock of the First Company is surrendered for transfer, the Second Company will cause to be issued a certificate representing a share of preferred stock, Initial Preferred Stock Series, of the Second Company, and, at any time upon surrender by the holder of the certificate nominally representing the share of preferred stock of the First Company, the Second Company will cause to be issued therefor a certificate one share of preferred stock, Initial Preferred Stock Series, of the Second Company.

     The certificates for shares of capital stock of the Second Company issued to holders of the capital stock of the First Company upon the conversion of the outstanding shares of capital stock of the First Company pursuant to the Merger shall contain an appropriate legend regarding restrictions on resale of such shares and other matters as deemed appropriate by the Board of Directors of the Second Company.

     11. RIGHTS AND LIABILITIES OF SECOND COMPANY. At and after the Effective Date, the Second Company shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the First Company or whatever account shall be vested in the Second Company; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Second Company as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the First Company shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Second Company; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to property affected by such lien at the effective time of the Merger; all debts, liabilities, and duties of the respective parties hereto shall thence forth attach to the Second Company and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Second Company shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

     12. BOOK ENTRIES. The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of the Second Company in accordance with the following:

     (a) The assets and liabilities of the First Company shall be recorded at the amounts at which they are carried on the books of the First Company immediately prior to the Effective Date with appropriate adjustment to reflect the conversion of the 440,000 outstanding shares of common stock of the First Company into 4,400,000 shares of common stock of the Second Company, and the conversion of the one outstanding share of preferred stock of First Company into one share of preferred stock of the Second Company.

     (b) As appropriate, there shall be credited to capital surplus account an amount equal to that carried on the capital surplus account of the First Company immediately prior to the Effective Date.

     (c) As appropriate, there shall be credited to earned surplus account an amount equal to that carried on the earned surplus account of the First Company immediately prior to the Effective Date.

     13. PLAN OF REORGANIZATION. This Plan and Agreement of Merger constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

     14. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Second Company shall pay all expenses of carrying this Plan Agreement of Merger into effect and of accomplishing the Merger, including amounts, if any, to which dissenting shareholders of the First Company may be entitled by reason of this Merger.

     15.  COVENANTS AND AGREEMENTS.

     (a) First Company covenants and agrees that it will present this Agreement for adoption or rejection by vote of the holders of its capital stock at a Meeting of Stockholders or by written consent, will furnish to such holders such documents and information in connection therewith as is required by law, and will recommend approval of this Agreement by such holders.

     (b) First Company covenants and agrees that it will, as sole stockholders of Second Company, vote all shares of Second Company Common Stock owned by it to approve this Agreement as provided by law.

     16. SERVICE OF PROCESS ON SECOND COMPANY. The Second Company agrees that it may be served with process in the State of Iowa in any proceeding for enforcement of any obligation of the First Company as well as for the enforcement of any obligation of the Second Company arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of Section 1330 of the Business Corporation law of Iowa.

     17.  AMENDMENT AND TERMINATION.

     (a) At any time prior to the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be amended by the Board of Directors of the First Company and the Second Company to the extent permitted by Delaware law notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

     (b) At any time prior to the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and abandoned by the Board of Directors of either the First Company or the Second Company, notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

     IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Plan and Agreement of Merger to be executed by its President and attested by its Secretary and its corporate seal to be hereunto affixed.


ATTEST:                                PB Newco, Inc.



/s/ S. Joseph Bruno                    BY:  /s/ Thomas L. Blair
- ----------------------------                ----------------------------
S. Joseph Bruno, Secretary                  Thomas L. Blair, President

Corporate Seal


ATTEST:                                United Payors & United Providers, Inc.



/s/ S. Joseph Bruno                    BY:  /s/ Thomas L. Blair
- ----------------------------                ----------------------------
S. Joseph Bruno, Secretary                  Thomas L. Blair, President

Corporate Seal

                         CERTIFICATE OF THE SECRETARY
                                      OF
                                PB NEWCO, INC.
                             (an Iowa Corporation)



     I, S. Joseph Bruno, the Secretary of PB Newco, Inc., hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of said corporation was duly approved and adopted by written consent of the stockholders of PB Newco, Inc. on June 6, 1996 by the holders of a majority of the outstanding shares of stock entitled to vote thereon.

     WITNESS my hand and seal of said PB Newco, Inc. this 6th day of June, 1996.


(SEAL)                                 /s/ S. Joseph Bruno
                                       ----------------------------
                                       S. Joseph Bruno, Secretary

                         CERTIFICATE OF THE SECRETARY
                                      OF
                    UNITED PAYORS & UNITED PROVIDERS, INC.



     I, S. Joseph Bruno, the Secretary of United Payors & United Providers, Inc., hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of said corporation, was duly approved and adopted by the written consent of the holder of 100% of the outstanding capital stock of United Payors & United Providers, Inc. entitled to vote thereon.

     WITNESS my hand and seal of said United Payors & United Providers, Inc. this 6th day of June, 1996.


(SEAL)                                 /s/ S. Joseph Bruno
                                       ----------------------------
                                       S. Joseph Bruno, Secretary


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